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                                                                    Exhibit 15.4


                         Commerce & Finance Law Offices


June 22, 2005


Ninetowns Digital World Trade Holdings Limited
5th Floor, Union Plaza
20 Chaowai Street
Chaoyang District
Beijing 100020
The People's Republic of China


RE:  NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED - ANNUAL REPORT ON FORM
     20-F


Dear Sirs,

We hereby consent to the filing of this letter as an exhibit to the annual report on Form 20-F of Ninetowns Digital World Trade Holdings Limited with the U.S. Securities and Exchange Commission and to the references to us under the headings "Enforceability of civil liabilities" and "Regulation" in the Form 20-F.

Yours very truly,


/s/ Commerce & Finance Law Offices
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Commerce & Finance Law Offices